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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                           ---------------------------

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 23, 2005

                           ---------------------------

                           METRETEK TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           ---------------------------

          DELAWARE                      0-19793                 84-11698358
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)      (I.R.S EMPLOYER
      OF INCORPORATION)                                      IDENTIFICATION NO.)

303 EAST 17TH AVENUE, SUITE 660, DENVER, COLORADO                80203
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (303) 785-8080

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                           ---------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Compensation Committee Actions on Executive Officer Compensation

      On March 23, 2005, the Compensation Committee ("Compensation Committee") of the Board of Directors (the "Board") of Metretek Technologies, Inc., a Delaware corporation (the "Company"), took the following actions with respect to the compensation of the Company's executive officers:

      1. Establishment of Fiscal 2005 Base Salaries. The Compensation Committee approved the annual base salaries of the Company's executive officers, effective as of April 1, 2005, as set forth below: There was no increase in the annual base salary of any executive officer, other than John Bernard, from the annual base salary in effect prior to the meeting of the Compensation Committee.

Executive Officer         Base Salary
------------------        -----------
W. Phillip Marcum         $   325,000
A. Bradley Gabbard            200,000
Gary J. Zuiderveen            110,000
Sidney Hinton                 262,500
John Bernard                  150,000

      There was no increase in the annual base salary of any executive officer, other than John Bernard, from the annual base salary in effect prior to the meeting of the Compensation Committee.

      2. Establishment of Fiscal 2005 Performance Criteria and Awards under the Executive Compensation Plan. The Compensation Committee recommended that the Board adopt and approve the Company's 2005 Executive Incentive Compensation Plan (the "Executive Compensation Plan")(described below), and subject to the Board's adoption, established the performance criteria and awards under the Executive Compensation Plan for the fiscal year ending December 31, 2005 ("fiscal 2005"). For fiscal 2005, W. Phillip Marcum, the President and Chief Executive Officer of the Company, and A. Bradley Gabbard, the Executive Vice President and Chief Financial Officer of the Company, are eligible to receive cash bonuses under the Executive Compensation Plan from a bonus pool that will be based upon the Company achieving certain goals pertaining to net income from continuing operations (before bonus payments) in fiscal 2005.

      3. Award of Cash Bonus. The Compensation Committee awarded a cash bonus of $15,000 to John Bernard, President and Chief Executive Officer of Southern Flow Companies, Inc., a wholly-owned subsidiary of the Company.

Adoption of Executive Incentive Compensation Plan

      On March 24, 2005, the Board upon recommendation of the Compensation Committee, approved the Executive Compensation Plan. The Executive Compensation Plan is a cash incentive program designed to motivate participants to achieve the Company's financial and other performance objectives, and to reward them for their achievements when those objectives are met. Under the Executive Incentive Plan, the officers and other key employees of the Company are eligible to receive annual cash bonuses based on the achievement of goals relating to Company performance for any given fiscal year or portion thereof. The Executive Incentive Plan will be administered by the Compensation Committee, which will select the officers or other key employees of the Company that will be eligible for cash bonus awards for any performance period, expected to be the fiscal year of the Company. The Compensation Committee will also establish the performance criteria and the amount of award applicable to such performance criteria for each performance period. Upon the termination of the employment of the participant prior to the expiration of any performance period:

      (i) if such termination is by the Company for cause, then the participant will not be entitled to any award for such performance period;

      (ii) if such termination is by the Company without cause or upon or following a change in control of the Company during any performance period, then the participant will be entitled to receive the full amount of the award for such performance period that the participant would have received if his employment had not been terminated;

      (iii) if such termination is due to the participant's death or disability, then the participant will be entitled to receive a pro rata share award for such performance period the participant would have received if his employment had not been terminated, based on the number of months the participant remained employed during such performance period; and

      (iv) if such termination is by the participant (other than due to death or disability), then the Compensation Committee shall have the discretion to determine whether to grant all or any portion of the award for such performance period the participant would have received if his employment had not been terminated.

      The foregoing summary of the Executive Incentive Plan is qualified in its entirety by reference to the full Executive Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.


Change in Compensation of Directors

      Also on March 24, 2005, the Board, upon recommendation of the Compensation Committee, approved changes to the compensation of the non-employee directors of the Company, effective April 1, 2005. The monthly retainer for all services on the Board and on all committees of the Board on which a non-employee director serves will be increased to $2,500 per month. In addition, the annual grant of stock options to the non-employee directors on the date of the Company's annual meeting of stockholders will be changed so that the number of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to such stock options shall be equal to $30,000 (the annual retainer) divided by the closing trading price of the Common Stock, as reported on the OTC Bulletin Board or, if then listed or traded, on the principal stock exchange or stock market on which the Common Stock is then listed or traded. Directors who are also officers or employees of the Company are not paid any additional fees or compensation for their service on the Board. A Summary Sheet of Compensation of Non-Employee Directors is attached hereto as Exhibit 10.2 and incorporated herein by this reference.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   EXHIBITS

            10.1 Metretek Technologies, Inc. 2005 Executive Incentive Compensation Plan.

            10.2 Summary Sheet of Compensation of Non-Employee Directors, effective April 1, 2005

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       METRETEK TECHNOLOGIES, INC.

                                       By: /s/ W. Phillip Marcum
                                           -------------------------------------
                                           W. Phillip Marcum
                                           President and Chief Executive Officer

Dated: March 28, 2005

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